UNITED STATES

                         SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C. 20549



                                     FORM 8-K



                                  CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934


      Date of Report (Date of earliest event reported): JANUARY 20, 1999



                                   MFB CORP.
            (Exact name of registrant as specified in its charter)




                                    INDIANA

                (State or other jurisdiction of incorporation)





                     0-23374                           35-1907258
      (Commission File Number)              (IRS Employer Identification No.)


            121 SOUTH CHURCH STREET
            POST OFFICE BOX 528
            MISHAWAKA, INDIANA                               46544

            (Address of principal executive offices) (Zip Code)



      Registrant's telephone number, including area code:  (219) 255-3146


ITEM 5. OTHER EVENTS.



      Pursuant to General Instruction F to Form 8-K, the press release issued January 20, 1999 concerning the Fourth Quarter Earnings and cash dividend announcement is incorporated herein by reference and is attached hereto as
 Exhibit 1.




ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.



      (c)   Exhibits

            Exhibit  1 -- Press Release dated January 20, 1999.




                                  SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                  _______________________________________
                  Timothy C. Boenne, Vice President



Dated:  February 18, 1999

 January 20,1999                       Point of Contact: Charles J. Viater


                      MFB CORP. ANNOUNCES FIRST QUARTER EARNINGS
                          AND INCREASES QUARTERLY DIVIDEND


                     Mishawaka, Indiana - MFB Corp. (NASDAQ/MFBC),(the "Corporation"), parent company of MFB Financial (the "Bank"), today reported consolidated net income of $663,000 or $.45 per share for the three months ended December 31, 1998, compared to $502,000 or $.30 per share for the three months ended December 31, 1997. This represents a 50% increase in earnings per share for the Corporation..

     Net interest income after provision for loan losses for the most recent three month period totaled $2.3 million compared to $2.0 million for the same period one year ago. During the three months ended December 31, 1998 total interest income increased by $1.1 million compared to the same period one year ago, primarily as a result of a $7.5 million increase in first mortgage loan receivables and a $31.4 million increase in commercial and consumer loan receivables. Total interest expense increased $807,000 reflecting the growth in savings account deposits and borrowed funds.

    Noninterest income increased from $165,000 for the three months ended December 31, 1997 to $304,000 for the most recent three month period, while noninterest expense increased from $1.3 million to $1.5 million for the comparable periods. The $139,000 noninterest income increase is primarily related to gains realized on the sale of mortgage loans during the period, servicing income retained on those sold loans, and fees generated from the growing number of core deposit account relationships. The noninterest expense increases are primarily attributable to staffing increases, facility upgrades, and expenses incurred in the offering of additional services to the Banks' customers.

   The Corporation has increased total assets from $315.0 million as of September 30, 1998 to $334.7 million as of December 31,1998, an increase of $19.7 million (or 6.3%). Total securities available for sale increased from $41.8 million at September 30, 1998 to $50.2 million at December 31, 1998, an increase of $8.3 million (or 19.9%). Total net loans increased from $245.1 million to $253.9 million during this same three month period, an increase of $8.8 million (or 3.6%). The investment and loan growth has been funded primarily by the growth in total savings deposits and additional borrowings through Federal Home Loan Bank advances.

    Total shareholders' equity increased from $30.9 million as of September 30, 1998 to $31.3 million as of December 31, 1998 mainly from net income of $663,000 offset by the repurchase of 10,300 shares of outstanding common stock during this period at a cost of $215,000, along with the payment of cash dividends of $124,000.

    While achieving substantial growth, the Corporation continues to maintain asset quality that compares favorably to its industry peer group. The ratio of nonperforming assets to total assets as of December 31, 1998 was .04% compared to .09% as of December 31, 1997.

    In addition, MFB Corp. announced today that the Corporation has increased its cash dividend to $ .09 per share of Common Stock for the quarter ended December 31, 1998. The dividend is payable on February 16, 1999 to holders of record on February 2, 1999, and represents a 5.9% increase over the cash dividend of $ .085 for the quarter ended September 30, 1998.


    The Bank is a wholly owned subsidiary of MFB Corp.providing retail and small business financial services to the Michiana area through its main office in Mishawaka and four banking centers located in St. Joseph and Elkhart counties.


                            MFB CORP. AND SUBSIDIARY
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                     December 31, 1998 and September 30, 1998
                               (in thousands)

                                                 December 31,  September 30,
                                                       1998        1998
ASSETS
Cash and due from financial institutions          $    3,398  $    3,019
Interest-bearing  deposits  in  other
 financial institutions                               15,860      14,885
   Cash and cash equivalents                          19,258      17,904
Securities available-for-sale                         50,159      41,820
Federal Home Loan Bank (FHLB) stock, at cost           5,511       4,636
Loans held for sale, net of unrealized losses          6,903      13,516
Loans receivable, net of allowance for loan losses
 of $499,000 at 12/31/98 and $454,000 at 9/30/98     246,966     231,610
Accrued interest receivable                            1,061         968
Premises and equipment, net                            3,115       2,795
Mortgage Servicing Rights, net                           230         192
Investment in limited partnership                      1,214       1,222
Other assets                                             251         298

                                    TOTAL ASSETS    $334,668    $314,961

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
   Deposits
         Noninterest-bearing demand deposits      $    5,970  $    4,299
         Savings, NOW and MMDA deposits               45,214      40,835
         Other time deposits                         137,686     135,532
                   Total deposits                    188,870    $180,666
   Securities sold under agreements to repurchase      1,679       2,366
   Other borrowings                                  110,226      97,657
   Advances from borrowers for taxes and insurance     1,244       2,316
   Accrued expenses and other liabilities              1,371       1,070
       Total Liabilities                             303,390     284,075

Shareholders' Equity
   Common Stock, 5,000,000 shared authorized;
     shares issued: 1,689,417 - 12/31/98,
                    1,689,417 - 9/30/98
     shares outstanding: 1,463,917 - 12/31/98,
                        1,474,217 -  9/30/98          12,894      12,847
   Retained earnings - substantially restricted       24,268      23,730
   Unearned Employee Stock Ownership Plan (ESOP) shares (395)       (445)
   Unearned Recognition and Retention Plan (RRP) shares  (19)        (38)
   Net unrealized appreciation (depreciation) on
    securities available-for sale, net of tax            (92)        (45)
   Treasury Stock, 225,500 common shares - 12/31/98
     215,200 common shares - 9/30/98                  (5,378)     (5,163)
     Total shareholders' equity                       31,278      30,886

      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITIES  $334,668    $314,961

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                          MFB CORP. AND SUBSIDIARY
                 CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                  THREE MONTHS ENDED DECEMBER 31, 1998 AND 1997
                                (in thousands)

                                              Three Months  Ended December 31,
                                                          1998    1997
Total interest income                                   $5,960    $4,819

Total interest expense                                   3,626     2,819

    Net interest income                                  2,334     2,000

Provision for loan losses                                   45        15

Net interest income after provision for loan losses      2,289     1,985

Total non-interest income                                  304       165

Total non-interest expense                               1,467     1,278

Income before income taxes                               1,126       872

Income tax expense                                         463       370

    NET INCOME                                            $663      $502



Basic earnings per common share                        $   .46   $   .32
Diluted earnings per common share                          .45       .30










































